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                                                                     Exhibit 3.2


         FORM OF AMENDED AND RESTATED BY-LAWS OF PEN HOLDINGS, INC., AS
                                    AMENDED


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

         Sec. 1 - The annual meeting of stockholders of the corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the ______ Monday in ______ of each year, if not a legal holiday, and if a legal holiday, on the next following secular day, and if the election of Directors is not held at the annual meeting, then the Board of Directors shall call a special meeting for that purpose as soon thereafter as conveniently may be.

         Sec. 2 - Special Meetings - Special meetings of the stockholders may be called at any time by the President or by a majority of the Board of Directors, or by stockholders holding together not less than one-tenth of the outstanding capital stock of the corporation entitled to vote at such meeting.

         Sec. 3 - Meetings of the stockholders may be held within or without the State of Tennessee at such place as the Board of Directors may from time to time determine, and until otherwise determined, shall be held in the offices of the Company.

         Sec. 4 - Except as otherwise provided by law, notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, at least ten (10) days before the date on which the meeting is to be held, by personal service of such notice or by mailing such notice by United States Mail, postage prepaid, addressed to him at his last known post office address. No publication of notice of such meeting shall be required, and no notice of any meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or if any such stockholder shall waive notice of the meeting in writing. No notice of any adjourned meeting of stockholders need be given.

         Sec. 5 - Quorum - At all meetings of the stockholders of the corporation, a majority in interest of the corporation entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present in person or by proxy entitled to vote may adjourn the meeting to any later date, and at such adjourned meeting, at which a quorum may be present, any business may be transacted as might have been transacted at the meeting as originally called.

         Sec. 6 - Organization - At all meetings of the stockholders, the President, or In his absence, a Chairman chosen by stockholders holding a majority interest in stock represented at such meeting, shall act as Chairman. The Secretary of the corporation shall act as Secretary at all meetings of the stockholders, or in his absence, the Chairman of the meeting may appoint any person to act as Secretary.

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         Sec. 7 - Voting - At each meeting of the stockholders, every stockholder of the corporation shall be entitled to one vote for each share of the capital stock of the corporation held by him and registered in his or her name of the books of the corporation at the time of such meeting, unless otherwise provided by the Articles of Incorporation or these By-Laws. The vote on stock of the corporation may be given by the stockholders entitled thereto, in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder and delivered to the Secretary of the meeting. And at all meetings of the stockholders all questions shall be decided by a vote of the majority in interest of the stockholders of the corporation present in person or by proxy and entitled to vote, a quorum being present, unless otherwise specifically provided by law. In all voting for Directors, the voting shall be by ballot signed by the stockholders or their proxy, unless such voting shall be waived by unanimous consent of those present.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         Sec. 1 - General Powers - The property, affairs and business of the corporation shall be managed by a Board of Directors.

         Sec. 2 - Number, term, and Qualification of Directors - The number of Directors that shall constitute the entire Board of Directors shall be not less than Three (3) nor more than Seven (7), the exact number of Directors to be fixed and determined by the stockholders from time to time at any meeting of stockholders at which Directors are to be elected. No decrease in the number of Directors shall reduce or shorten the term of any Director then in office.

         A)   Except as provided below, Directors shall service for terms of Two
              (2) years each and their terms shall be staggered by dividing the Directors into Two (2) groups so that approximately one-half of the Directors are elected each year. At the initial election of Directors following the adoption of this provision dividing the Directors into Two (2) groups, approximately one-half of the Directors shall be elected for terms of One (1) year each and the remaining Directors shall be elected for terms of Two (2) years each.

         B) Despite the expiration of the term of a Director, he shall continue to serve in such capacity until his successor is elected and qualified, his resignation, or there is a reduction in the number of Directors.

         C) Directors need not be residents of Tennessee and need not be shareholders, employees, or officers of the Company.

         Sec. 3 - Election of Directors - At all meetings of the stockholders for the election of Directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the Directors.


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         Sec. 4 - Organization - At all meetings of the Board of Directors, the
President shall preside, or in his absence, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the corporation shall act as Secretary of the Board of Directors. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

         Sec. 5 - Resignations - Any Director of the corporation may resign at any time by giving written notice to the President or to the Secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Sec. 6 - Vacancies - Any vacancy on the Board of Directors, whether created as a result of a newly created directorship or the death, resignation, or removal of a Director, may be filled by the stockholders, by the Board of Directors, of, if the number of Directors remaining in office does not constitute a quorum of the entire Board of Directors, by the affirmative vote of those Directors then in office.

         Sec. 7 - Place of Meetings, etc. - The Board of Directors may hold its meetings, have one or more offices, and keep books and records of the corporation, at such place or places within or without the State of Tennessee as the Board may from time to time determine. In case the original stock and transfer books of the corporation are kept without said State, a duplicate of each thereof shall be kept at the principal office in this State.

         Sec. 8 - Officers - The Board of Directors shall have power to elect or appoint all necessary officers and committees, to employ agents, to prescribe their duties, to remove any officer or employee, and generally to control all the officers of the corporation.

         Sec. 9 - Regular Meetings - Regular meetings of the Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board.

         Sec. 10 - Special Meetings - Special meetings of the Board may be called by the President or by the Secretary, upon the written request of any two Directors, upon two (2) days notice thereof to each Director.

         Sec. 11 - Quorum and Manner of Acting - A majority of the Directors at the time of any meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. Directors may attend meetings in person or by telephone or other means of communication allowing all Directors participating to simultaneously hear each other during such meeting. The acts of a majority of the Directors at such meeting, whether in person or otherwise, shall constitute and be the acts of the Board of Directors, except on such matters where the corporation's charter, these laws, or the laws of the State of Tennessee require the vote of a greater number of Directors. The Directors shall act only as a Board and the individual Directors shall have no powers as such.


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         Sec. 12 - Removal of Directors - Any Director at any time may be removed from office, with or without cause, by the affirmative vote of a majority in interest of the stockholders of record of the corporation entitled to vote, given at a special meeting of the stockholders called for the purpose. And the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting.


                                   ARTICLE III

                                    OFFICERS

         Sec. 1 - The officers of the corporation shall be a President, an Executive Vice President of Sales and Operations, an Executive Vice-President of Corporate Development, an Executive Vice-President of Finance and Administration, a Vice-President of Governmental and International Relations, a Vice-President and General Counsel, a Secretary and a Treasurer. The same person may be elected to fill more than one of said offices at the same time, except the same person may not be President and Secretary. The Directors may from time to time elect such additional Vice-Presidents and such Assistant Secretaries or Assistant Treasurers as they may choose, and such officers shall have such powers as the Directors may from time to time delegate to them.

         Sec. 2 - Election and Tenure of Office - The officers shall be elected by the Board of Directors annually at the first meeting of the Board after the annual election of the Directors. They shall hold office, unless sooner removed by the Directors, until the election or appointment of their successors.

         Sec. 3 - President - The President shall, when present, preside at all meetings of the directors, and act as temporary Chairman at and call to order all meetings of the stockholders; he shall have power to call special meetings of the stockholders and Board of Directors for any purpose or purposes; appoint and discharge, subject to the approval of the Directors, employees and agents of the corporation and fix their compensation; and together with the Secretary, make and sign contracts and agreements in the name and on behalf of the corporation; and while the Directors are not in session he shall have the general management and control of the business and affairs of the corporation; and he shall generally do and perform all acts incident to the office of President, or which are authorized or required by law.

         Sec. 4 - Vice-Presidents:

         A) Executive Vice-President of Sales and Operations shall be vested with the primary responsibility for oversight of all of the coal operations and sales of the subsidiary companies.


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         B)   Executive Vice-President of Corporate Development shall be primarily responsible for new directions and initiatives of the parent company.

         C) Executive Vice-President of Finance and Administration shall be primarily responsible for preparation of the budget and the oversight of the preparation of the budgets of the operating subsidiaries together with oversight and staffing of subsidiary activities. He shall be the Chief Operating Officer.

         D) Vice-President of Governmental and International Relations shall be primarily responsible for the relations of the company and of its subsidiaries with foreign governments, states, companies, and individuals.

         E) Vice-President and General Counsel shall be primarily responsible for providing legal counsel and advice to the Directors and Officers of the company and of its subsidiaries; to provide or arrange for representation in litigation, arbitrations, or administrative procedures involving the company affairs or the affairs of its subsidiaries and to coordinate the efforts of outside counsel on the company's behalf; to advise with the Board of Directors on settlement or the disposition of adversary proceedings involving the company or its subsidiaries. He shall be a non-voting ex officio member of the Board of Directors.

         Sec. 5 - Secretary - The Secretary shall give or cause to be given notice of all meetings of stockholders and Directors, and all other notices required to be given by law or these By-Laws, and in case of his absence, refusal or neglect so to do, any such notice may be given by any person directed to do so by the President or by the Board of Directors or stockholders, upon whose request the meeting is called, as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have the custody of the seal of the corporation, if any, and shall affix the same to all instruments requiring it, when authorized by the Directors or the President, and attest the same, and he shall, unless otherwise determined by the Directors, have charge of the original stock books and stock ledger, and act as transfer agent in respect of the stock and securities of the corporation, and he shall perform all other duties incident to the office of a Secretary.

         Sec. 6 - Treasurer - The Treasurer shall have custody of the funds, securities, evidences of indebtedness and other valuable endorsements of the corporation, except as otherwise provided by the Board of Directors; he shall receive and give or cause to be given receipts and acquittances for money paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation, of whatever nature, upon the maturity of same, except as otherwise provided by the board of Directors; he shall enter or cause to be entered in the books of the corporation kept for that purpose full and accurate accounts of all monies received and paid out on account of the corporation, and


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whenever required by the President or the Directors, he shall render a statement of his cash account and such other statements as the board of Directors or President may from time to time direct. The Treasurer shall keep, or cause to be kept, such other books as will show a true record of the expenses, gains, losses, assets and liabilities of the corporation, and he shall, if required, give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board of Directors shall prescribe.


                                   ARTICLE IV

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         Sec. 1 - Contracts - The President or any two of the Executive Vice-Presidents acting jointly shall have the power to sign contracts, but the Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Sec. 2 - Drafts, Checks, Etc. - All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Sec. 3 - Deposits - All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the President may select, unless a depository or depositories be specifically designated by the Board of Directors.


                                    ARTICLE V

                                  CAPITAL STOCK

         Sec. 1 - Issue of Certificates of Stock - Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation, by the President, or Vice-President, and the Secretary of the corporation, certifying the number of shares owned by him in the corporation.

         Sec. 2 - Transfer of Shares - The shares of stock of the corporation shall be transferable only upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Directors may designate, by whom they shall be cancelled, and


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new certificate shall thereupon be issued. A record shall be made of each transfer. The Directors may close the transfer book for not exceeding twenty
(20) days next preceding the day appointed for the payment of any dividend.


                                   ARTICLE VI

                                      SEAL

         The Board of Directors may provide a corporate seal which shall be circular in form and shall bear the full name of the corporation, and the words, "A Tennessee Corporation", but until the Board of Directors adopts such a seal, the corporation may operate without a corporate seal.


                                   ARTICLE VII

                                   AMENDMENTS

         The stockholders, by the affirmative vote of the holders of a majority of the stock represented at any meeting at which there is a quorum, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of meeting, amend or alter any of these By-Laws. A copy of such amended By-Laws shall be sent to each stockholder within ten (10) days after the adoption of same.


                                  ARTICLE VIII

                                WAIVER OF NOTICE

         Whenever notice is required to be given to stockholders or Directors, and such notice may legally be waived, a waiver thereof, signed by the stockholders or Directors as the case may be, shall have the same force and effect as though notice had been duly given.


                                   ARTICLE IX

                 PROVISION RELATING TO COMPENSATION OF OFFICERS

         Any payments made to an officer of the corporation, such as salary, commission, expense reimbursement, or otherwise, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. In lieu of repayment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation until the amount owed to the corporation shall have been recovered. Upon his election, each officer shall be notified of this By-Law provision.


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                                    ARTICLE X

         The Board of Directors is authorized to act without meeting, upon written consent, as provided in Section 48-18-202, Tennessee Code Annotated, when and as the Board deems necessary.

         These By-Laws approved by the stockholders.


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